Exhibit 10.3

AMENDMENT TO TRADE CREDIT FACILITY AGREEMENT

AND RELATED NOTE

THIS AMENDMENT TO TRADE CREDIT FACILITY AGREEMENT AND RELATED NOTE (this “Amendment”) is entered into as of November 6, 2008, by and between Elixir Gaming Technologies, Inc., a Nevada corporation formerly known as VendingData Corporation (the “Borrower”), and Elixir International Limited, a Macau company (the “Lender”).  All capitalized terms used in this Amendment not otherwise defined herein shall have the same meaning ascribed to them in the Factility Agreement (as defined in the recitals below).

R E C I T A L S

WHEREAS, the Borrower and the Lender are parties to a Trade Credit Facility Agreement dated April 21, 2008 (the “Facility Agreement”);

WHEREAS, pursuant to the Facility Agreement, the Lender agreed to provide, from time to time, at its option, trade credits to the Borrower for the Borrower’s purchase of electronic gaming machines from the Lender in exchange for the Borrower’s issuance of unsecured promissory note(s) to the Lender bearing interest at a fixed rate of eight percent (8%) per annum;

WHEREAS, upon entering into the Facility Agreement, the Borrower issued to the Lender the first promissory note in the principal amount of $15,000,000 (the “Initial Note”). The Initial Note extinguished a then existing current trade payable of an equivalent amount to the Lender in respect of gaming machines previously acquired. Pursuant to the terms of the Initial Note, the Borrower is obligated to repay the principal, plus any accrued interest thereon, in 24 equal monthly installments after the date of issue; and

WHEREAS, as at September 30, 2008, there was a total of $12,069,136 outstanding  principal under the Initial Note (the “Outstanding Principal”). The Borrower and the Lender now wish to effect the restructuring of the repayment terms of the Outstanding Principal by issuance of a new promissory note by the Borrower in exchange for the cancellation of the Initial Note as set forth in this Amendment, and to amend the terms of certain of the Facility Agreement as set forth in this Amendment.

A G R E E M E N T

NOW, THEREFORE, in consideration of the premises and the mutual covenants, obligations and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound, the Borrower and the Lender hereby agree as follows:

1.             Exchange of Initial Note for a New Note.  Upon the terms and conditions set forth herein, the Lender agrees to surrender the Initial Note for cancellation in exchange for the issuance by the Borrower of a new promissory note (a draft form of which is attached hereto as Exhibit A) with the following terms (the “New Note”) :

A.            the Outstanding Principal, plus accrued interest thereon (at the rate set out in Sub-section B of this Section 1 below), shall be repaid in 24 equal monthly installments commencing from January 1, 2009; and

B.            Interest on the Outstanding Principal under the New Note will accrue from January 1, 2009 at a rate equal to five percent (5%) per annum. Interest will be calculated on the basis of 365 days in a year.

2.             Amendments to the Facility Agreement

2.1           The parties agree that further Advance(s) may be made by the Lender to the Borrower despite the termination of the Participation Agreement on the date of this Amendment.  With respect to this:

2.1.1        The words “pursuant to Article V of the Participation Agreement” in the definition of “Advance” in Section 1 of the Facility Agreement are hereby deleted.

2.1.2        The definition of “Term” in Section 1 of the Facility Agreement is hereby deleted in its entirety and replaced by the following:

“Term” means a period of three (3) years from the date of this Agreement.

2.2 The parties agree that in respect of any futher Advance(s) by the Lender (at its absolute discretion and subject to the satisfaction of certain conditions precedent as more particularly set out in the Facility Agreement), the applicable interest rate for the principal of such Advance(s), if any, shall be reduced from eight percent (8%) to five percent (5%) per annum. With respect to this reduction of interest rate and in accord with the new repayment terms of the New Note as described in Section 1 of this Amendment above, Section 2.2 of the Facility Agreement is hereby deleted in its entirety and replaced by the following:

“2.2 Payments and Interest on the Note. The Borrower agrees to repay the principal amount of all Advances, plus accrued interest thereon, in 24 equal monthly installments or as otherwise agreed to by the parties and as set forth in the Note.  Interest on the unpaid principal balance of each Note will accrue from the date of each Advance (save in the case of the principal balance under the New Note where interest will accrue from January 1, 2009) at a rate equal to five percent (5%) per annum.  Interest will be calculated on the basis of 365 days in a year.”

3.             Acknowledgement by the Parties.  For the avoidance of doubt, the parties acknowledge and agree that :

A.            No repayment of any unpaid principal balance or interest accrued under the Initial Note by the Borrower is required for the months of October, November and December, 2008; and

B.            the Lenders agrees that it will not make any demand for immediate payment of any outstanding sums under the New Note save if there is either (i) an Event of Default; or (ii) Change of Control (subject to any waiver by the Lender in its sole and absolute discretion).

4.             No Further Modifications.  Except as specifically set forth herein, nothing in this Amendment shall be construed to enlarge, restrict, or otherwise modify the terms of the Facility Agreement or the respective duties and obligations of the parties thereto.

5.             Authorization; Enforceability.  Other than as set forth in this Amendment, each of the Borrower and the Lender represents to the other that: (i) it has all corporate right, power and authority to enter into this Amendment and to consummate the transactions contemplated hereunder; and (ii) the execution and delivery by it of this Amendment and the consummation of the transactions contemplated hereunder will not result in the violation by it of any law, statute, rule, regulation, judgment or decree of any court or governmental authority to or by which it is bound, or of any provision of its organizational documents; and (iii) no consent, approval, authorization or other order of any governmental authority or other third party is required to be obtained by it in connection with the authorization, execution and delivery of this Amendment.

6              Miscellaneous.

6.1           Amendments and Waivers.  This Amendment and the Facility Agreement including the New Note set forth the entire agreement and understanding between the parties as to the subject matter hereof and thereof and supersedes and replaces all prior and contemporaneous discussions, negotiations, agreements and understandings (oral or written) with respect to such subject matter.  This Amendment or any provision hereof may be (i) amended only by mutual written agreement of the Borrower and the Lender or (ii) waived only by written agreement of the waiving party.

6.2           Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the Borrower and its successors and assigns and the Lender and its successors and assigns.

6.3           Notices.  Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth in this Section 6.3 prior to 3:00 p.m. (Las Vegas time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number set forth on the signature pages attached hereto on a day that is not a Business Day or later than 3:00 p.m. (Las Vegas time) on any Business Day, (c) the  5th Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given.  The address for such notices and communications shall be as follows:

If to the Borrower:	Elixir Gaming Technologies, Inc.
6650 Via Austi Parkway, Suite 170
Las Vegas, NV 89119
Facsimile: (702) 733-7197
Attn: Andy Tsui, Vice President - Finance

If to the Lender:	Elixir International Limited
19/F., Zhu Kuan Building,
Avenida Xian Xing Hai,Macau
Facsimile: (853) 2875 5165
Attn.: Danny Liu, Regional Financial Officer

6.4           Governing Law, Venue.  This Amendment and the New Note will be deemed to be a contract made under and governed by the laws of the State of Nevada.  The Borrower and the Lender hereby consent to the personal jurisdiction of the state and federal courts located in the State of Nevada in connection with any controversy related to this Amendment and the New Note, waive any argument that venue in such forums is not convenient and agrees that any litigation in connection herewith will be venued the state or federal courts located in Nevada.

6.5           Attorneys’ Fees.  If any action at law or in equity is necessary to enforce or interpret the terms of this Amendment and the New Note, the prevailing party, as specifically determined by the court, shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

6.6           Amendment Controls.  If any topic is addressed both in the Facility Agreement and in this Amendment, this Amendment shall control.

6.7           Counterparts.  This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one and the same instrument binding on all of the parties hereto.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile shall be as effective as delivery of a manually executed counterpart of a signature page of this Amendment.

6.8           Headings. The headings of the Sections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Amendment or the meaning of any provision hereof.

6.9           Severability. In the event that any provision of this Amendment or the application of any provision hereof is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, the remainder of this Amendment shall not be affected except to the extent necessary to delete such illegal, invalid or unenforceable provision unless the provision held invalid shall substantially impair the benefit of the remaining portion of this Amendment.

IN WITNESS WHEREOF, the parties have caused this Amendment to Trade Credit Facility Agreement and Related Note to be duly executed and delivered as of the date first set forth above.

“Borrower”

ELIXIR GAMING TECHNOLOGIES, INC.,
a Nevada corporation

By:
Andy Tsui
Vice President - Finance

“Lender”

ELIXIR INTERNATIONAL LIMITED,
a Macau company

By:
Danny Liu
Regional Financial Officer

EXHIBIT A
to Amendment to Trade Credit FacilityAgreement and Related Note

FORM OF NEW NOTE

$	, 2008
Las Vegas, Nevada

FOR VALUE RECEIVED, the undersigned Elixir Gaming Technologies, Inc., a Nevada corporation (the “Borrower”), promises to pay to the order of Elixir International Limited, a Macau company (the “Lender”), the principal sum of Twelve Millions and Sixty Nine thousands and One Hundred and Thirty-Six Dollars ($[12,069,136]), together with interest thereon, in the manner and upon the terms and conditions set forth herein.  All Advances and all payments of principal will be recorded by the Lender in its records which records will be presumed accurate unless such presumption is rebutted by contrary evidence.

This Note shall bear interest on the unpaid principal amount at the rate of five percent (5%) per annum.  The unpaid principal amount and accrued and unpaid interest thereon shall be paid in 24 equal monthly installments of $                , commencing on January 1, 2009 and continuing on the 1st day of each of the next 23 months thereafter, with a final payment due on               , 2011 at which time all principal and interest then unpaid shall be due and payable.

All payments of principal and interest under this Note will be made in lawful money of the United States of America in immediately available funds at such place as may be designated by the Lender to the Borrower in writing.

This Note is referred to in, and evidences indebtedness incurred under, the Trade Credit Facility Agreement dated as of April 21, 2008, as amended by the Amendment to Trade Credit Facility Agreement and Related Note dated as of November      , 2008 (referred to herein, as it may be amended, modified, supplemented or replaced from time to time, as the “Trade Credit Agreement”) between the Borrower and the Lender.  The terms and conditions under which the Borrower is permitted and required to make prepayments and repayments of principal of such indebtedness and under which such indebtedness may be declared to be immediately due and payable are set forth in the Trade Credit Agreement, the terms and conditions of which are incorporated herein by reference.

All parties hereto, whether as makers, endorsers or otherwise, severally waive presentment, demand, protest and notice of dishonor in connection with this Note.

This Note is made under and governed by the internal laws of the State of Nevada, as provided for in the Trade Credit Agreement.

ELIXIR GAMING TECHNOLOGIES, INC.,
a Nevada corporation

By:
Andy Tsui
Vice President - Finance